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                                                                Exhibit 99.1

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CORPORATE PARTICIPANTS                                             PRESENTATION

PAUL REILLY
 Mail-Well, Inc. - Chairman, President and Executive Officer       ---------------------------------------------------------------
                                                                   OPERATOR
MICHEL SALBAING
 Mail-Well, Inc. - CFO                                             Good day, ladies and gentlemen, and welcome to the
                                                                   Mail-Well, Inc. first quarter earnings release conference
                                                                   call. At this time, all participants are in a listen-only
                                                                   mode. Later, we will conduct a question-and-answer session
CONFERENCE CALL PARTICIPANTS                                       and instructions will follow at the time. If anyone should require assistance during the conference please press star
 TODD MORGAN                                                       then zero on your touchtone telephone. As a reminder, this
 CIBC World Markets - Analyst                                      conference is being recorded. I would now like to introduce your host for today's conference, Mr. Paul Reilly, Chairman,
 ANDY VAN HOUTEN                                                   President and Executive Officer of Mail-Well, Inc. Mr.
 Deutsche Bank - Analyst                                           Reilly, you may begin your conference.

 BILL HOFFMAN                                                      ---------------------------------------------------------------
 UBS - Analyst                                                     PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
                                                                   EXECUTIVE OFFICER
 CRAIG HOAGLAND
 Anderson Hoagland - Analyst                                       Thank you Adrienne. Good day, ladies and gentlemen, and
                                                                   thank you for joining us. During today's conference call, we
 AL LIMA                                                           will cover the following salient points. First, Q1 was in
 Seneca Capital - Analyst                                          line with previously provided guidance and exceeded the
                                                                   average of published analyst reports. Two, we made progress
 PETER VON SCHILLING                                               in the two major metrics, we increased return on capital
 Polar - Analyst                                                   employed and we increased market share. Third, our one-stop shopping value proposition continues to be effective and
 KEVIN KUZIO                                                       increases profits. And lastly, we remain on target to
 Dwight Asset Management - Analyst                                 achieve our full year guidance. Before we start I would like to pass the call over to Michel Salbaing, our CFO, for the
 JEFF KOBYLARZ                                                     required Safe Harbor comments and his review of the
 Solomon Asset Management - Analyst                                financial reports attached to this press release. Michel.

                                                                   ---------------------------------------------------------------
                                                                   MICHEL SALBAING - MAIL-WELL, INC. - CFO

                                                                   Thank you, Paul, and again good day ladies and gentlemen.
                                                                   During the course of this conference today, we will be
                                                                   making certain forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. These uncertainties and risks are set out in more detail in the invitation you received for this call, as well as in our filings with the SEC. We invite you to refer to
                                                                   them in conjunction with this call. All forward-looking
                                                                   statements we make today are intended to come within the
                                                                   SEC's Safe Harbor with respect to such statements. As shown in the financial highlights attached to the press release, as well as in the supplementary information to that press
                                                                   release, Mail-Well sales in the first quarter of 2004 were
                                                                   $423.7 million, and EBITDA was $31.4 million.

                                                                   Same-store sales were flat as pricing pressure continue.
                                                                   EBITDA as a percentage of sales was up 11 basis points to
                                                                   7.4 percent. This was very much in line with the
                                                                   expectations that we shared with you at the end of the last quarter. Net loss for the quarter was $16.5 million or $0.35 cents per share, compared to a net income of $2.7


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million last year, or $0.06 cents per share. As you will recall    Now an update by segment starting with the commercial
from our last conference call in early February, we retired        segment. On a same-store basis, net sales in the segment
the $300 million bond issue due in 2008 that carried an 8          increased slightly to $323.8 million, driven by $4.7 million
3/4 percent coupon and replaced it by a $320 million issue         higher sales of our commercial printing products, a 2.3
with a 7 7/8 percent coupon due in December of 2013. The           percent increase year-over-year. Growth was in high impact
call premium, plus the cost of writing off the unamortized         printing to our national customers. Sales of annual reports
financing fees related to that old issue, represented a            in particular in the first quarter of 2004, were stronger
$17.7 million charge to the company.                               than last year. The commercial envelope market, that is
                                                                   where we sell printed envelopes directly to the end
Without this item, the operations for the quarter would have       customer, is still suffering from overcapacity. Our
been at breakeven. Our tax rate this quarter is low, because       unwillingness to lower average selling prices and our
we took a valuation allowance of $6.5 million on a full year       decision not to take on unprofitable work reduced our sales
basis against deferred tax assets created by net operating         $5.2 million or 5.7 percent in the domestic market.
losses. SG&A expenses increased this quarter as compared to
last year, because of our plan to invest significantly in          Although the strength of the Canadian dollar has had a
sales and marketing, as our markets are becoming stronger.         positive effect on the sales numbers reported, quantities
This is an investment which will pay off in the coming             sold have actually declined due to increased competition
three-quarters. Higher employee benefit costs also                 from U.S. suppliers increasing their activities in Canada.
contributed to the increases in SG&A. During the quarter, we       The present strength of the Canadian dollar makes Canada an
amended our existing bank agreement with the unanimous             attractive market for such U.S. manufacturers. On a
participation of all the existing members of the bank group.       same-store basis, EBITDA of the commercial segment increased
The effective date of the amendment was March 25.                  almost 3 percent from last year to $22.2 million. This was achieved while strategically increasing our sales and
The purpose of the amendment was to extend the maturity of         marketing costs over 10 percent. We are seeing this
the agreement and to bring the terms and conditions of the         investment starting to payoff as new business opportunities
agreement in line with the approved credit profile of              we are pursuing have increased significantly. Now, the
Mail-Well. The agreement now runs to June 2008. The net            Resale Segment. During the first quarter of 2004, sales of
worth covenant has been removed. The fixed charge covenant         the Resale Segment were down 3.3 percent to $99.9 million
is applicable only when the available under this agreement         from $103.3 million in the same quarter of last year. During
goes below $75 million. When applicable, the fixed charge          the quarter, sales of business labels have done very well
covenant is reduced to 1.0 to 1 from 1.15 to 1. Pricing was        and were up $3.5 million or over 14 percent. At the same
reduced 25 basis points across the grid. The amended bank          time, lower volumes and pricing in the retail envelopes
agreement also provides the company flexibility in buying          reduced our sales $5.2 million this quarter. This is as a
back shares, buying back debts and making acquisitions.            result of the softness in our office products channel, where our existing largest customers have seen some of their
All of this gives the company a great deal of flexibility to       volume decline in the past quarter.
reduce its leverage. As a result of this amendment and the
replacement of the 8 3/4 percent bond, all of our maturities       We have had excellent success in signing new multiyear
have been pushed back significantly. The bank agreement will       contracts with two other very large office products
mature in 2008, the $350 million 9 5/8 Senior Notes in early       retailers and this will have a very positive impact on
2012, and $320 million 7 7/8 Senior Subnotes in late 2013.         volumes starting in Q2 and Q3. Concurrently, the trend of
During the quarter, operating activities used $14.5 million        lower sales of traditional business forms has continued.
of cash. This usage related primarily to unusual items like        With good cost flexing, profitability as measured by EBITDA
the redemption premium paid to retire the 2008 bonds. In           was down only slightly to $13.8 million, and we continue to
fact, the management of receivables, inventories and               achieve healthy margins of almost 14 percent. Finally,
payables generated $2 million of cash whereas last year in         corporate expenses were down 9 percent to $4.6 million. In
the same period 25 -- $21 million of cash were used in these       summary, in the fourth quarter of 2004 we have continued to
areas.                                                             flex cost where necessary while investing in sales and
                                                                   marketing to bolster our market position and we have
With this performance, we expect that we are on track to           arranged for long maturity on all elements of our debt
achieving our target of $35 million to $40 million of free         structure. I will now turn the call back to Paul Reilly.
cash flow for the year. Total debt at March 31, was $777
million compared to $740 [sic: 749] million reported at the        ---------------------------------------------------------------
end of the previous quarter, and $777 million at the end of        PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
March last year. At $84 million at the end of Q1, the amount       EXECUTIVE OFFICER
drawn on the bank revolver is down, $32 million from last year
at this time. During the bond offering process, both Moody's       Thank you Michel. I will characterize Q1 by highlighting
and S&P reaffirmed all our ratings with no changes to the          that we continued delivering on what we said we would focus
outlook of Mail-Well's credit. After the amendment of the          on, market share gains, efficiency gains, EBITDA as per
bank agreement, S&P upgraded the company's senior credit           guidance. Let me
facilities rating to BB from BB- and Moody's affirms all its rates.


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highlight some operational points before I talk about our          volumes increase better than the market volumes, therefore
strategic approach to our markets and our branding strategy.       we have continued to improve market share. I would like to
The commercial segment. In the first quarter of 2004, the          spend some time to talk about our strategy. I said I would
commercial segment continues to improve its EBITDA on a            do so in our -- in the introduction to these comments. One
year-over-year basis. The same-store sales of this segment         such key change that is the fact that print buyers are
have continued to progress. This improvement has come from a       demanding extended services from their print providers
strong annual report season in particular. Our one-stop            including fulfillment, mailing, and digital services. In
shopping value proposition has successfully started and has        addition, print buyers will expect providers to take
given to our network of local plants access to volume from         advantage of new technologies as they become available. Some
national accounts.                                                 providers will do this through mergers, acquisitions, or
                                                                   through partnerships. It is predicted that these expanded
In this quarter, $15 million of such sales were produced in        services could account for more than 30 percent of the
our local plants. Concurrently, the efforts that we continue       provider's revenues over the next ten years. In addition,
to put on our supply chain management and the improved             print buyers are changing their habits and are shifting
compliance of companywide programs by the various units,           towards the 80/20 rule, doing 80 percent of their business
together with continuing focus on planned efficiencies,            with 20 percent of their suppliers and vendors or even
enabled the commercial segment to improve its contribution         fewer.
margin 60 basis points and its gross margin 120 basis points
versus last year. Our procurement group has been very              This is creating a more competitive environment which reward
aggressive in protecting us against the trend in increasing        the print buyer with cost savings, and an increasingly
paper and other consumable prices. The significant                 larger portfolio of communication services to choose from.
investment that is being made in the salesforce of this            This concentration will also reward large print firms like
segment cut into the EBITDA margin improvement which still         Mail-Well. The corollary to this is that printers must
went up 10 basis points to 6.8 percent in the quarter. We          rethink their business and reposition themselves as solution
are a little disappointed how the envelope markets are             providers rather than a manufacturer or someone just putting
failing to gain momentum. We are expecting an improving            ink on paper. The solution provider will shoulder many other
performance in the coming quarters.                                responsibilities previously held by their customers by
                                                                   expanding their services to meeting their customers needs.
This optimism continues from discussions with our envelope         This changing role will be driven by the following.
customers who have seen volumes finally starting to
increase. Within the retail segment, although our sales            Reduction of administrative budgets that will drive
declined in the quarter, the segment exceeded our internal         purchasing departments to seek more services from suppliers.
profitability target. This has come from both excellent cost       Increased trend to protect brand identity regardless of
containment and from robust sales in our specialty label           media or where it is printed, constant need to achieve cost
area. The segment management has been aggressively                 reductions that will be done by managing cradle to grave
developing long-term supply relationships with the major           production lifecycles, through streamlined workflows, system
office products retailers and recent successes in this area,       efficiencies, and shared workloads. Let's remember, only 35
will create increased volumes in the coming quarters in            percent of the total cost in a print piece can be attributed
resale envelopes in particular. To improve our documents           to print. The remaining 65 percent is inventory, scrap,
business, we have successfully accelerated our e-commerce          logistics, design, and speed to market. Another significant
offering to our document customers. We are very confident          change is the convergence of key printing and software
that our goal of improving both the top line and bottom line       technologies, starting with the creative mining of data held
of this segment for the full year versus last year will be         in CRM or corporate customer relationship management
achieved.                                                          systems.

Growing market share while increasing ROCE has been a major        Once the sole domain of sales departments, companies are
objective for us. At the end of the quarter, we had                looking to leverage their investments in CRM systems, which
increased our return on capital employed to 5.9 percent from       are rich with customer information, sales history, and
4.8 percent that it was at the end of Q1 last year. This is        buying habits. Secondly, high-speed and very high-quality
good progress. Although arguably this exceeds our weighted         digital printing equipment are now available. These are both
cost of capital given our present capital structure, we have       toner and ink based presses that can produce quality output
some ways to go to reach our goal of ROCE in the 10 to 12          that approaches that of color offset equipment. Finally,
percent range. As we have discussed with you before, we            these digital presses can accept data driven print streams
measure our market share gains in a relative fashion.              from one-to-one marketing software applications, producing
Because of the size and dispersion of our market, are              highly personalized output in full digital color. These
absolute market share measurement is not appropriate.              three key technologies have now come together and will allow print buyers to size their marketing efforts accordingly,
The index is a composite of substrate deliveries as                markets are fewer but market better.
published by the pulp and paper industry and the United
States Postal Service and the Envelope Manufacturers               Effectively, customized solutions based on creative
Association. In relation to this composite index that we use       marketing of data -- mining of data, excuse me, will provide
as a proxy for the market, our                                     print buyers with a


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wide variety of marketing choices including cross media and        fulfillment including e-services, direct mail, and digital
one-to-one programs that yield very high response rates and        printing capabilities. We can effectively leverage our
build retention and loyalty. These building blocks are now         unmatched product capability, that of printing envelope
in place. Customization will drive our industry. From a            labels, business documents, of filming, etc., to drive
printer's perspective, this will be a massive change. We are       efficiencies into our customers process as a real solution
actively participating in this market. In fact, in Q1, we          provider.
were chosen to produce one-half of the national affinity
program for a major home improvement company. Our national         We will partner strategically with other companies, where we
network of digital presses enabled us to take on also the          -- necessary to deliver a total communication solution,
other half of the program when the other printer was unable        including our competitors. Our national manufacturing
to match our service.                                              infrastructure, which is being continually updated through judicious investments in capital and best of class supply
To support our customer as volumes for this program                chain combined with local account management will enable our
increases, we will acquire two more digital HP Indigo              customers to focus on their core competencies and better
presses in the coming weeks. Again, this is being driven by        serve their customers. So, from now on, you will hear from
the print buyers' need to continually distribute workloads         us as Cenveo. Before I conclude, let's turn to our guidance.
and reduce costs. This will affect the roll their suppliers
play, specifically printers, and that they must take on more       When last quarter I told you that I expected the full year
of a partnership role to become a solution provider. The           2004 EBITDA would be within a range of $135 million to $142
strategic question for us is therefore how Mail-Well must          million, I detailed to you the economic and operational
change to better address changing industry and the needs of        elements that led me there. With the first quarter behind
our customers. Our answer is threefold. Reorganize to suit         us, I see no reason to change that. Sequentially,
customer buying habits and trends, deploy a total customer         profitability will be down in Q2 compared to Q1. This is
solution selling effort to deliver our one-stop shopping           normal as the second quarter is always our weakest. This
value proposition. Second, to define a new category of print       year-over-year improvement will be driven principally by
provider, that of a solution provider in visual                    increases in sales coming from improved market share. The
communication.                                                     gains will be achieved as new contracts with large users
                                                                   will start generating sales in second quarter and beyond.
Lastly, unite our company under one strong name and identify       So, let me conclude.
[sic: identity], that encompass our unique position and value
proposition. We have started the first two in the fourth           One, Q1 was in line with our expectations. Two, in Q1, we
quarter last year when we organized our businesses around          continue to increase market share and return on capital
the needs of our customers instead of along our product            employed. Three, as we previously communicated, most of our
lines. The final step is to unite all of our operations            improvement in 2004 over 2003 will occur in Q2 and Q3. Sales
under one name. The name that we have proposed and that our        and profits from Q2 on will be aided by new sales contracts
shareholders approved, is Cenveo. Our new ticker symbol will       in the office products channel, and in the total customer
be CVO. We will start trading on the New York Stock Exchange       solution group selling our one-stop shop value proposition.
as CVO on May 17, 2004. We use one name -- the use of one          Four, our debt. Our debt, although large in relation to
name will be a significant change for us. Until now, we have       current cash flow is manageable within any -- without any
operated under some 40 trade names.                                significant maturities through 2012, and finally, our 2004 guidance remains unchanged within the range of $135 million
We make it hard, very hard in fact, for our customers to           to $142 million and is consistent with this year again
connect all of the dots representing all of the products and       generating significant increases in shareholder value. This
services we could offer as a company. An example, I was            concludes my remarks. I will now pass it back to Adrienne
recently with a senior executive of a very large enterprise,       who will instruct you on how you can ask questions.
who oversaw all of their print procurement in the hundreds         Adrienne?
of millions of dollars. He said he was not doing business
with Mail-Well. Actually, he already was buying several
million dollars from us, but scattered through some of our
local operations, which he only new under their original
names.

The important point is after receiving a presentation on all of Mail-Well's capabilities, he has provided us the opportunity to even do more business with his company. Not only changing the use of one single name in all of our operations, but also acting as one company will make it easier for our customers to do business with Cenveo and have access to the broad portfolio of products and services we offer. We will then really be one-stop shopping for a variety of digital, communication needs, from design through


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QUESTION AND ANSWER
                                                                   ---------------------------------------------------------------
                                                                   TODD MORGAN - CIBC WORLD MARKETS - ANALYST
---------------------------------------------------------------
OPERATOR                                                           Ok, and I guess just lastly, the Cenveo conversion, can you give us a sense of what that is costing and is that money
Thank you Sir. Ladies and gentlemen if you have a question         already spent or will that be coming down the road.
at this time, please press the one key on your touchtone
telephone. If your question has been answered or you wish to
remove yourself from the queue, please press the pound key.        ---------------------------------------------------------------
The first question comes from Todd Morgan with CIBC World          PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
Markets.                                                           EXECUTIVE OFFICER

---------------------------------------------------------------    We anticipate in terms of laying out cash, about $2 million
TODD MORGAN - CIBC WORLD MARKETS - ANALYST                         this year, and about a half of that was in Q1. So the rest of that will come this year. The biggest part of what we had
Good afternoon. Thank you. Could you talk a little bit more        not yet expended is actually signage and depending upon the
about just kind of the mechanics going into the guidance for       nature of the sign that ownership, some of it, will be
the year? Obviously it's helpful to have the targets you           capitalized and some of it won't be. But we do expect the
have laid out. At the same time, for example, are you really       actual cash involved in launching the Cenveo, this year to
anticipating material new contracts along the line of              cost us approximately $2 million, which was known when we
contracts that you I guess talked about today in that kind         gave the guidance earlier in the year.
of a number? Is that kind of an assumption going forward or
do you really just base it on kind of -- in other words, are       ---------------------------------------------------------------
you looking for specific contracts? Are you looking just           TODD MORGAN - CIBC WORLD MARKETS - ANALYST
sort of market share kind of revenue line? And I guess
secondly, within that, it sounds like you're continuing to         Great. Thank you very much.
invest in the sales force and it sounds like that is paying
some dividends. Could you give us a sense of how that -- if
that category of expenses, how much that would be expected         ---------------------------------------------------------------
to continue to increase if at all this year?                       PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
                                                                   EXECUTIVE OFFICER

---------------------------------------------------------------    Thank you.
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
EXECUTIVE OFFICER                                                  ---------------------------------------------------------------
                                                                   OPERATOR
Ok. Let me hit at the first one. In terms of looking at any
guidance or internal forecast, we use a variety of tools.          The next question is from Andy Van Houten from Deutsche Bank.
Not unlike most companies, every month we reforecast the
rest of the year. So, we're looking at our pipelines of            ---------------------------------------------------------------
sales. We're looking at sales contracts that have been             ANDY VAN HOUTEN - DEUTSCHE BANK - ANALYST
signed, that we know will start at a later date, and we also
because a significant amount of our business is                    Thank you. I was wondering in terms of, again, focusing on
transactional in nature and it comes in two and three-week         the guidance for a moment, whether there is a particular
type timeframes, we look at current trend of order input,          element of your business that would sort of drive you to be
how many estimates we're making. So we use as many items           towards the low end of the guidance or the high end of the
that we have. Relative to the comments I made relative to Q2       guidance for the year, something that might turn out to be a
specifically, since these contracts tend to have a long            little bit of a disappointment or a pleasant surprise?
pipeline, our guidance relative to Q2 is based on what we
know, what is going to happen and based on the commitments
that our customers have been making to us.                         ---------------------------------------------------------------
                                                                   PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
The last point about increases in sales, the answer is no.         EXECUTIVE OFFICER
We are now at the full level that we expect to be. We don't
expect the staffing within our total customer solution             I think there is always the ability in the company
group, that is the group that is delivering our one-stop           continually adjusted cost structure. So, I don't want to
shopping value proposition, to be increasing from where it         deemphasize that as a major focus of management. It
is from here. To the extent sales increases from here, it          continues to be, and we continue to reduce our costs this
will be variable expense, essentially commissions paid which       quarter. But relative to the upside or being in the low end,
we will be all happy to pay. No, I do not expect it to go up       it is always in the sales number. If more contracts we book,
from where it is today.                                            we could be moving towards the top end. Based on what we



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have at hand today, we feel reasonably comfortable with the        that has been servicing the direct-mail industry with long
low-end of the guidance.                                           run, no customization type direct-mail. I think companies
                                                                   like Mail-Well are very well positioned to take advantage of
---------------------------------------------------------------    that move in direct-mail. We will not be burdened by the
ANDY VAN HOUTEN - DEUTSCHE BANK - ANALYST                          tens of millions of investment in those old offset digital presses for direct-mail. So, we like where we are in that
Great. Thank you very much.                                        market, we like what we are seeing.

---------------------------------------------------------------    ---------------------------------------------------------------
OPERATOR                                                           BILL HOFFMAN - UBS - ANALYST

The next question is from Bill Hoffman with UBS.                   Do you want to put any quantification on one that the cost side for the pulp and two, just whether your CAPEX trend for
---------------------------------------------------------------    this year goes up by $5 million or so or the next couple of
BILL HOFFMAN - UBS - ANALYST                                       years?

Good afternoon. I just wanted to check with you guys on
paper costs. Obviously we're seeing, on our side, paper            ---------------------------------------------------------------
costs going up and see what your thoughts are impacting            PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
margins especially during this seasonably weaker period            EXECUTIVE OFFICER
here. The second question is a little more broad-based. Paul
you talked about the outlook for what the printers were            I want to be sure I understood your question, say it again.
looking for going forward. I just wonder if that changes
your capital spending requirements as you are increasingly         ---------------------------------------------------------------
pushed into additional technology spend?                           BILL HOFFMAN - UBS - ANALYST

                                                                   I just want to get some quantification on, one, pulp costs,
---------------------------------------------------------------    what it might do to the margins and then, not pulp, excuse
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND            me, the paper costs might do to the margins? And the second
EXECUTIVE OFFICER                                                  was just revising your guidance on CAPEX dollars for '04,
                                                                   maybe '05?
Paper prices are certainly firming. In spite of what some of the paper companies, I think they believe that this is more
demand driven. We are not seeing significant increases for         ---------------------------------------------------------------
paper on demand. A lot of the tightening that has been             PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
occurring over the last quarter is clearly coming from less        EXECUTIVE OFFICER
imports particularly from Europe and the Far East as the
U.S. dollar has strengthened. You just see those numbers           There was no adjustment of what we have given you previously
going down. So, that is giving -- it's certainly tightening        on the CAPEX, and we would stay relative to the fact that
up the relationship of supply and demand with paper without        paper prices and our profitability, it is much too early to
really any demonstrable improvement in demand. If the strong       tell, but we have continued to demonstrate over time. And
dollar continues, I guess I can get onto the print -- onto         that time may be three-months, six-months, nine-months
the paper company side and say that paper will get, could          depending on the situation. But ultimately it appears to get
get tighter. So, at this moment, I think the trend is that.        through into our selling price to our competitors -- to our
That would be my confirmation of it. I am not as optimistic        customers. So, certainly up to this point we have seen no
as I think as the paper companies are, as they are. But I          negative or positive impact from paper prices.
think a continued strong dollar, things will go well for
paper prices.                                                      ---------------------------------------------------------------
                                                                   BILL HOFFMAN - UBS - ANALYST
The last item, last question was relative to the outlook of
the CAPEX. The trend that we see, I mean the major trend           Okay, thanks.
that we see is the movement towards digital printing
presses. What we now see and what we're doing was                  ---------------------------------------------------------------
anticipated in the budgets. Last year, I believe I said it         OPERATOR
was the first year that we bought more digital presses than
we did offset presses. This will be another year. The              The next question is from Craig Hoagland from Anderson
dollars themselves are a lot less, but it may be another           Hoagland.
year or two before we actually spend more money on digital
presses than we do on offset presses. But I think that trend       ---------------------------------------------------------------
is there and I would make the point that digital presses           CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST
will have a great value within the direct-mail area. On the
printing side of our business, not having invested tens of         Good morning. I was just curious, could you break out or
millions of dollars in very expensive iron                         talk about the growth in the direct-mail envelope market
                                                                   versus the transactional market?


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---------------------------------------------------------------    Okay. I wasn't clear about your answer to the question
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND            before about SG&A, and your SG&A is up 4 million to 68
EXECUTIVE OFFICER                                                  million. And are we at a higher run rate for the rest of the year?
I don't have the numbers for this quarter broken out like
that. I don't believe they are any different than they had
been which is essentially, we're seeing our transactional          ---------------------------------------------------------------
mail continue to grow slightly, 1 to 2 percent, and we are         PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
seeing weakness in the direct-mail market.                         EXECUTIVE OFFICER

---------------------------------------------------------------    Jeff, the answer is yes, but the run rate is not going up.
CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST
                                                                   ---------------------------------------------------------------
Okay. Do you know -- you had calculated an operating margin        JEFF KOBYLARZ
for the commercial print division, the old metrics. Do you
know where that would fallen out this quarter?                     Fine. Can you describe what this investment in sales
                                                                   expenditures was exactly?

---------------------------------------------------------------
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND            ---------------------------------------------------------------
EXECUTIVE OFFICER                                                  PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
                                                                   EXECUTIVE OFFICER
It is better, but we don't have the exact number. There is
no doubt it is better.                                             It is people, high caliber people, that are a combination of people we included from the outside as well as people we
---------------------------------------------------------------    transferred from the inside, who have the capabilities of
CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST                       making what I would call a C level presentation, make it to a CEO of a company, a CFO of a company, a chief marketing
Ok. Alright. Thanks.                                               officer, high caliber people, very very impressive people.
                                                                   They are doing a very very good job for us.
---------------------------------------------------------------
OPERATOR                                                           ---------------------------------------------------------------
                                                                   JEFF KOBYLARZ
Again if you have a question at this time, please press the
one key on your touchtone telephone. The next question is          Great. You described two major new customer agreements. Can
from Jeff Kobylarz from Solomon Asset Management.                  you say the size of these contracts?

---------------------------------------------------------------
JEFF KOBYLARZ - SOLOMON ASSET MANAGEMENT                           ---------------------------------------------------------------
                                                                   PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
Your gross margin, up 120 basis points, can you explain what       EXECUTIVE OFFICER
the cause of that was?
                                                                   Slightly above $20 million on an annual basis collectively.

---------------------------------------------------------------    ---------------------------------------------------------------
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND            JEFF KOBYLARZ
EXECUTIVE OFFICER
                                                                   You didn't supply these customers before?
It's all on the bottom, it's a bottom line, it's not
pricing. It's not that we're seeing improvement in pricing
in the market. There is a little bit of mix there. It's            ---------------------------------------------------------------
being driven by manufacturing efficiencies throughout our          PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
organization. We just continue to be very, very aggressive         EXECUTIVE OFFICER
in that area.
                                                                   That is incremental volume.
---------------------------------------------------------------
JEFF KOBYLARZ                                                      ---------------------------------------------------------------
                                                                   JEFF KOBYLARZ

                                                                   Alright. Terrific. Thank you.

                                                                   ---------------------------------------------------------------
                                                                   OPERATOR

                                                                   The next question is from Al Lima with Seneca Capital.

---------------------------------------------------------------    Okay. Thank you.
AL LIMA - SENECA CAPITAL - ANALYST
                                                                   ---------------------------------------------------------------
You mentioned that your credit agreement you have                  OPERATOR
flexibility to buy back I guess debt, stock, and pay
dividends and I'm just wondering if there is any limitation        The next question is from Peter von Schilling from Polar.
on, specific limitation on the dollar amount that you could.
                                                                   ---------------------------------------------------------------
---------------------------------------------------------------    PETER VON SCHILLING - POLAR - ANALYST
MICHEL SALBAING - MAIL-WELL, INC. - CFO
                                                                   Good afternoon gentlemen. I had a couple of questions. First
I did not mention dividend. So that is not really part of          of all, pretty solid quarter. Three things. Could you just
our plans in anyway. The limitation is availability after          recap. You made some comments earlier about strength or lack
paydown of $50 million.                                            of strength in the direct marketing side and we have seen
                                                                   from a couple of companies this quarter some apparent
---------------------------------------------------------------    strength on direct marketing. So I wanted to get some
AL LIMA - SENECA CAPITAL - ANALYST                                 thoughts there. And two, sort of questions for Michel. One is, can you just review again, cash flow was -- there was a
I'm sorry, after you pay down $50 million of debt, then you can?   net cash usage this quarter but a lot of that seemed to be onetime items and you made the comment that working capital
---------------------------------------------------------------    would of supplied $2 million. So, exclusive of the debt
MICHEL SALBAING - MAIL-WELL, INC. - CFO                            restructuring charge, it sounds like you would have
                                                                   generated cash in the quarter. My third question would be,
We pay down -- any amount we paydown, after that paydown,          given the refinancings and terming out of the debt, are we
the availability under the agreement has to be a minimum of        going to see any reduction in interest expense as we go
$50 million.                                                       through the year? Those are my three questions.

---------------------------------------------------------------
AL LIMA - SENECA CAPITAL - ANALYST                                 ---------------------------------------------------------------
                                                                   PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
Okay. I think then you mentioned acquisitions as the third         EXECUTIVE OFFICER
possibility, is that correct?
                                                                   Let me do the first too, Michel, then can do the next two. I
---------------------------------------------------------------    think any direct-mail is a function of to whom you are
MICHEL SALBAING - MAIL-WELL, INC. - CFO                            calling or what services you are providing to direct-mail.
                                                                   My specific comment was related to the use of envelopes in
Correct.                                                           direct mail. In this particular case, we are seeing two
                                                                   trends affecting the volume of envelopes in direct mail, one
---------------------------------------------------------------    of which is the use of flats, essentially postcards. That is
AL LIMA - SENECA CAPITAL - ANALYST                                 up significantly when you look at the United States Postal
                                                                   Service numbers. More and more people are using it. There's
What are your thoughts on that?                                    some questions about its effectiveness and we have seen some studies that would indicate it's not nearly as effective as
---------------------------------------------------------------    an envelope and hopefully we will see that trend.
MICHEL SALBAING - MAIL-WELL, INC. - CFO
                                                                   The other one which is actually a plus and a minus for us,
The acquisitions, as we have always mentioned are to be            is the customization of marketing pieces, the one-to-one, is
targeted. They are to either help us expand our product            good for our printers and so our print business is very,
offering to our customers or to expand our market share. The       very well positioned to take advantage of that, really
acquisitions also have to produce returns, which will exceed       having probably the largest network of digital printing
our long-term weighted average cost of capital, the 10 to 12       machines throughout the United States. But there is less
percent, which Paul mentioned, not the 5 or 6 or 7 which is        envelopes. So what used to be one million may be $200,000, so
the actual weight of the cost of capital now. So, they are         we're starting to see that area. My comments were more
really only going to happen infrequently and for very              directed relative to what we see as the short-term impact on
specific purposes. Not as a general way of increasing sales.       envelopes. But in the long run we would still be very, very optimistic about the current trends, both short and
---------------------------------------------------------------    long-term in direct mail that would be favorable for our
AL LIMA - SENECA CAPITAL - ANALYST                                 business, but more than likely to be very favorable to our print productline and somewhat negative for our envelope
                                                                   business. Does that help?

---------------------------------------------------------------    question, is there anything you can tell us about April
PETER VON SCHILLING - POLAR - ANALYST                              pacings versus a year ago or revenue compared to a year ago?
                                                                   Give some sense of second quarter more specifically than you
Yes, thank you.                                                    have?

---------------------------------------------------------------    ---------------------------------------------------------------
MICHEL SALBAING - MAIL-WELL, INC. - CFO                            MICHEL SALBAING - MAIL-WELL, INC. - CFO

On the cash flow, yes I agree with you that if normally had        The strength in the annual reports was relative to the
not been for the redemption of the bonds, we would have seen       annual report season last year. So, we did better than the
this year in effect a somewhat positive cash flow from             annual report season last year. That would be that comment.
operations, which would have been a significant improvement        April is too early to tell. It is not inconsistent with our
from last year where we actually invested $21 million in           forecast. And just to repeat the comment I made for the last
cash flow. It was both a redemption premium and also it was        caller, we expect most of the improvement in EBITDA 2004
the advancing in the payment of the interest accrued on the        over 2003 to occur in Q2 and Q3, which we said this quarter
bonds that we had to redeem. So those were the two drivers.        but we also said that last conference call as well.

As far as the interest, we fully expect to see a lower             ---------------------------------------------------------------
interest number in the coming quarters compared to last            KEVIN KUZIO - DWIGHT ASSET MANAGEMENT - ANALYST
year, both again because there was double interest payment
while we were retiring the bond. And also because, as we had       Thank you.
said at the time we announced the transaction, we expected
to see a lowering of the interest notwithstanding the fact         ---------------------------------------------------------------
that we took on $20 million of more long term debt. So there       OPERATOR
will be a difference that you will see a positive impact
next quarter and the quarters after that.                          The next question is from (indiscernible) Credit Investments.

---------------------------------------------------------------    ---------------------------------------------------------------
PETER VON SCHILLING - POLAR - ANALYST                              UNIDENTIFIED SPEAKER

Okay. If I can slip in just one last one. You mentioned that       If you could just address your commercial margin, your
in terms of your guidance which was your commentary about          commercial division margins, and what your expectation is
the outlook, Q1 will be sequentially down as it usually is         for the rest of the year in terms of improvement? And then
seasonally. Do you expect to continue your trend of                also talk about what kind of potential there is ultimately
year-over-year improvement though?                                 for the markets because it seems kind of low. Have you
                                                                   benchmarked the division's margins versus other companies in
---------------------------------------------------------------    the industry?
MICHEL SALBAING - MAIL-WELL, INC. - CFO

I thought I made that clear. If I did not, it was yes we do.       ---------------------------------------------------------------
                                                                   PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
---------------------------------------------------------------    EXECUTIVE OFFICER
PETER VON SCHILLING - POLAR - ANALYST
                                                                   Good questions. Other than the comment that was made earlier
Thank you.                                                         about what impact paper prices will have on our
                                                                   profitability, and you don't know until we really jump into
---------------------------------------------------------------    that market, if we take that away we would suggest that we
OPERATOR                                                           would continue to have -- the margins were up a bit this
                                                                   past quarter. So we would expect that to change -- that to
The next question is from Kevin Kuzio with Dwight Asset            be maintained. To the extent it isn't there, it would be a
Management.                                                        function of what is happening with paper prices and it is
                                                                   just too early to tell. It would be nothing but speculative.
---------------------------------------------------------------    I know over time, those things always work themselves out.
KEVIN KUZIO - DWIGHT ASSET MANAGEMENT - ANALYST
                                                                   You make a very good comment about margins. We do benchmark
I was just hoping that I could better understand your              our performance and we have a couple -- and this you need to
comment regarding the strength in the annual report sales.         do by productline. Our benchmarking would indicate that
Was that more strength than you had anticipated leaving you        there are two areas where we are leading performers, and
potentially with some revenue to backfill in the second            that would be in envelopes and in labels where our average
quarter? As a second                                               margins would be significantly above our competitors and
                                                                   vice versa when it comes to printing where we think we have a significant improvement in
front of us and with documents. So -- and our concentration        right now and the profitability of these services relative
in operations, there is much of it being put today on              to your company average profitability?
fixing, improving the options -- improving the margins in
both print and in documents.
                                                                   ---------------------------------------------------------------
---------------------------------------------------------------    PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
UNIDENTIFIED SPEAKER                                               EXECUTIVE OFFICER

Thank you.                                                         If you just take purely that, it is less than 5 percent and it is significantly higher than average.
---------------------------------------------------------------
OPERATOR                                                           ---------------------------------------------------------------
                                                                   JEFF KOBYLARZ - SOLOMON ASSET MANAGEMENT - ANALYST
The next question is a follow up from Craig Hoagland at
Anderson Hoagland.                                                 Okay. Thank you.

---------------------------------------------------------------    ---------------------------------------------------------------
CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST                       OPERATOR

I wanted to circle back to the debt level. It's down just          The next question is a follow up from Al Lima with Seneca
slightly now -- or up actually slightly year-over-year. I          Capital.
was wondering what you thought, when we get to the end of
this year how will debt compare to the end of '03?                 ---------------------------------------------------------------
                                                                   AL LIMA - SENECA CAPITAL - ANALYST
---------------------------------------------------------------
MICHEL SALBAING - MAIL-WELL, INC. - CFO                            I was wondering if you are seeing any movement in the market in terms of reduction in capacity or increased competitive
We expect that compared to the end of '03 it will be around        activity going out of the merger of RR Donnelley and Moore
$20 million net less than it was.                                  Wallace?

---------------------------------------------------------------
CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST                       ---------------------------------------------------------------
                                                                   PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
And that is the free cash less the cost of the refinancing?        EXECUTIVE OFFICER

---------------------------------------------------------------    No. No on both. We're not seeing any improvement in the
MICHEL SALBAING  - MAIL-WELL, INC. - CFO                           supply demand curves for our print side of the business, and at this point we see no change in the competitive activity.
Exactly.
                                                                   ---------------------------------------------------------------
---------------------------------------------------------------    AL LIMA - SENECA CAPITAL - ANALYST
CRAIG HOAGLAND - ANDERSON HOAGLAND - ANALYST
                                                                   The reason I asked the question is because one of the
Alright. Thanks.                                                   benefits of that merger is to pursue the same strategy that you're pursuing in terms of trying to be a one-stop shop.
---------------------------------------------------------------
OPERATOR
                                                                   ---------------------------------------------------------------
The next question is a follow up from Jeff Kobylarz from           PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
Solomon Asset Management.                                          EXECUTIVE OFFICER

---------------------------------------------------------------    If you look at the former Wallace division of what is now
JEFF KOBYLARZ - SOLOMON ASSET MANAGEMENT - ANALYST                 the Donnelley company, we clearly would identify them as to be in our space, a major competitor. If we look at where we
Paul, you mentioned about printing buyers wanting both film        are doing one-stop shopping, we generally don't compete with
and mailing, other services and you said that their request        what Quebecor does or what Donnelley traditionally did. But
of these services could account for 30 percent of revenues.        if you look at the Wallace division of Donnelly, if you look
Can you say roughly where you are or what percentage of            at Standard Register, you look at Consolidated Graphics, you
revenues you're at                                                 look at Mail-Well and there's a private company called
                                                                   Taylor Publishing, that there today we see them as the five major competitors in this space. At times we will see banter in different market segments, not in the
financial segment, would be a good example where banter
would be in that group as well.

But in this full, what we call one-stop shopping, we call it total customer solutions internally within our company, it puts all of those companies at a distinct advantage versus the 37,000 people we compete with. And I would anticipate that all of those companies will be generating better than average growth rates because it's now clear, and this is the big difference, it's now clear that the print buyers are look for these services. And three or four years ago, you could rarely find a print buyer who wanted it. Today it's part of our every day call in front of our customers. I think it is a very, very favorable trend for large print companies like Mail-Well.

---------------------------------------------------------------
AL LIMA - SENECA CAPITAL - ANALYST

Okay. Thank you.


---------------------------------------------------------------
PAUL REILLY - MAIL-WELL, INC. - CHAIRMAN, PRESIDENT AND
EXECUTIVE OFFICER

I understand that is the last question. We want to thank you all for your time today and we look forward to the conference call next quarter. Thank you very much.

---------------------------------------------------------------
OPERATOR

Ladies and gentlemen, thank you for participating in today's conference. This concludes the program. You may now disconnect.
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